UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on May 11, 2023, HF Foods Group Inc. (the “Company”) filed a complaint against certain stockholders of the Company in the United States District Court, District of Nevada (the “Court”), captioned HF FOODS GROUP INC. v. MAODONG XU; ZHOU MIN NI; FAI LAM, in his capacity as Trustee of THE IRREVOCABLE TRUST FOR RAYMOND NI; WEIHUI KWOK; and YUANYUAN WU, C.A. No. 2:23-cv00748 (the “Nevada Action”). The Nevada Action alleged, among other things, that certain shareholders of the Company were attempting to seize control of the Company in violation of the federal securities laws and conducting an illegal tender offer in violation of the Williams Act of 1968.

On November 22, 2024, the Company announced that it had entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among the Company and Zhou Min Ni, Raymond Ni, Fai Lam, in his capacity as Trustee of the Irrevocable Trust for Raymond Ni, Amanda Ni, in her capacity as Trustee of each of the Irrevocable Trust for Amanda Ni, the Irrevocable Trust for Ivy Ni and the Irrevocable Trust for Tina Ni, Weihui Kwok, Yuanyuan Wu, and Maodong Xu (each, a “Stockholder Related Party,” and collectively, the “Stockholder Related Parties”), effective November 21, 2024.

Pursuant to the Cooperation Agreement, the Stockholder Related Parties have agreed, for the period beginning on the effective date of the Cooperation Agreement through the date that is sixty days after the 2025 annual meeting of stockholders of the Company (the “Cooperation Period”), to vote the shares of voting securities of the Company that each Stockholder Related Party has the right to vote, or to direct the vote of, in a manner proportional to the vote of the Company’s disinterested stockholders. Notwithstanding the foregoing, the Stockholder Related Parties are permitted to vote a greater number of shares of the Company’s voting securities in accordance with recommendations by the Company’s Board of Directors on all director nominations and other proposals or business that may be the subject of stockholder action at any meeting of the Company’s stockholders, or in connection with any consent solicitation of the Company’s stockholders. The Cooperation Agreement further provides that, during the Cooperation Period, each Stockholder Related Party will be subject to customary standstill restrictions, including, among others, with respect to proxy solicitations, stockholder proposals and extraordinary transactions, and purchases and certain sales of Company voting securities.

The Cooperation Agreement also provides that the Company and the Stockholder Related Parties will promptly file a joint submission requesting that the Court dismiss the Nevada Action without prejudice, and that the Stockholder Related Parties agree to certain customary tolling provisions with respect to the claims asserted in the Nevada Action during the Cooperation Period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Cooperation Agreement, dated as of November 18, 2024, by and among the Stockholder Related Parties and HF Foods Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: November 22, 2024	/s/ Cindy Yao
Cindy Yao
Chief Financial Officer